As filed with the Securities and Exchange Commission on April 18, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APELLIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	27–1537290
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6400 Westwind Way, Suite A

Crestwood, KY 40014

(502) 241-4114

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cedric Francois, M.D., Ph.D.

President and Chief Executive Officer

Apellis Pharmaceuticals, Inc.

6400 Westwind Way, Suite A

Crestwood, KY 40014

(502) 241-4114

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart Falber, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Telephone: (617) 526-6000 Fax: (617) 526-5000	David O. Watson, Esq. General Counsel Apellis Pharmaceuticals, Inc. 6400 Westwind Way, Suite A Crestwood, KY 40014 Telephone: (502) 241-4114 Fax: (502) 241-4116	Brent B. Siler Darren DeStefano Divakar Gupta Cooley LLP 1299 Pennsylvania Avenue, NW, Suite 700 Washington, DC 20004 Telephone: (202) 842-7800 Fax: (202) 842-7899

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-224303

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Class of Securities To Be Registered	Number of Shares to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	575,000	$25.50	$14,662,500	$1,825.48

(1)	Includes shares of common stock that the underwriters have the option to purchase.
(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of Apellis Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-224303), which was declared effective by the Commission on April 18, 2018, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1*	Power of Attorney (incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-224303) filed with the Commission on April 16, 2018)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Crestwood, Commonwealth of Kentucky, on this 18th day of April, 2018.

APELLIS PHARMACEUTICALS, INC.

By:	/s/ Cedric Francois
Cedric Francois, M.D., Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cedric Francois Cedric Francois, M.D., Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	April 18, 2018

/s/ Timothy Sullivan Timothy Sullivan	Chief Financial Officer and Treasurer (principal financial officer)	April 18, 2018

* Nicole Perry	Vice President of Finance (principal accounting officer)	April 18, 2018

* Gerald Chan, D.Sc.	Chairman of the Board of Directors	April 18, 2018

* A. Sinclair Dunlop	Director	April 18, 2018

* Alec Machiels	Director	April 18, 2018

* Stephanie Monaghan O’Brien	Director	April 18, 2018

* By:	/s/ Cedric Francois
Cedric Francois, M.D., Ph.D.
Attorney-in-Fact